U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2005

WALLIN ENGINES CORPORATION
(Name of Small Business Issuer in its charter)

0-26917
(Commission File No.)

Nevada	84-1416078
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

5711 Holladay Blvd.,Salt Lake City, Utah 84121
(Address of Principal Executive Offices)

(801) 278-3033
(Registrant’s telephone number)

P.O. Box 65423, Salt Lake City, Utah 84165-0423
6314 King Valley Drive, West Valley City, Utah 84128
(Former name or address, if changed since last report)

Item 4.01    Changes in Registrant’s Certifying Accountant

On January 17, 2005, Wallin Engines Corporation (the “Company”) dismissed Pritchett, Siler & Hardy, P.C. as its independent certified public accountants. The change was approved by the Board of Directors.

Pritchett, Siler & Hardy performed audits of the Company’s financial statements for the years ended December 31, 2000 and 1999. Their audit reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

Pritchett, Siler & Hardy’s report on the financial statements of the Company as of and for the years ended December 31 2000 and 1999 contained an explanatory paragraph stating that:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

During the two-year period ended December 31, 2000, and from that date through January 17, 2005, there have been no disagreements between the Company and Pritchett, Siler & Hardy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Pritchett, Siler & Hardy to make reference to the subject matter of such disagreements in connection with their reports. In connection with its audits for the fiscal years ended December 31, 2000 and 1999 and through January 17, 2005, there were no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

The Company requested Pritchett, Siler & Hardy to furnish a letter to the SEC stating whether it agrees with the above statements. The letter is attached hereto as Exhibit 16.

On January 17, 2005 the Company’s Board of Directors approved, and the Company engaged, Mantyla McReynolds, P.C. as the Company’s new independent accountants as of that date. During the two most recent fiscal years and through the date hereof, neither the Company nor any one on behalf of the Company has consulted with Mantyla McReynolds, P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events required to be disclosed under Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 8.01. Other Events

The Company is currently delinquent in filing its periodic reports under the Securities Exchange Act of 1934. The Company is now preparing financial statements and gathering other information necessary for the preparation and filing of reports the Company believes are necessary to bring the Company current in its filings. To finance this effort, the Company obtained a loan from an unrelated third party for $5,000 that bears interest at the rate of ten percent per annum and is due September 30, 2005. There is no active trading market for the common stock of the Company. The Company cannot predict when, if ever, a trading market for its common stock might develop.

Item 9.01. Exhibits

Exhibit No.	Description

16.01	Letter from Pritchett, Siler & Hardy, P.C.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALLIN ENGINES CORPORATION

Dated: January 17, 2005	By	/s/ M. Stephen Brown
M. Stephen Brown, President